UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  10/04/2005

TRIMERIS INC
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-23155

DE	561808663
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

3500 Paramount Parkway, Morrisville, NC 27560
(Address of Principal Executive Offices, Including Zip Code)

(919) 408-5018
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 8.01.    Other Events

On October 4, 2005, Hoffmann-La Roche ("Roche") informed its U.S. wholesalers and specialty pharmacy distributors that it was increasing the price of several drugs, including FUZEON. The wholesale acquisition cost of a one-year supply of FUZEON was increased by 5.0%. Under our collaboration agreement with Roche, Roche retains sole responsibility for pricing of FUZEON. The net cost of FUZEON to state AIDS Drug Assistance Programs (ADAP) will not increase at least through the end of June 2006, based on an agreement with the ADAP Crisis Task Force.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

TRIMERIS INC

Date: October 06, 2005.	By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer